UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

CEMPRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

6320 Quadrangle Drive, Suite 360, Chapel Hill, NC	27517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 313-6601

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2015 annual meeting of stockholders for Cempra, Inc. was held on May 21, 2015.

At the meeting, our stockholders elected three Class I members to our board of directors, each for a three-year term expiring at the annual meeting of stockholders in 2018, as follows:

Members	Number of Shares Voted For	Number of Shares Withheld (Includes Abstentions)	Broker Non-Votes
Michael R. Dougherty	29,363,238	59,763	6,847,445
Prabhavathi Fernandes, Ph.D.	29,377,568	45,433	6,847,445
David Gill	29,378,456	44,545	6,847,445

At the meeting, our stockholders next approved the proposed amendments to the 2011 Equity Incentive Plan to (i) increase the number of shares of common stock reserved for issuance thereunder from 3,342,105 shares to 4,482,105 shares, and (ii) provide an automatic annual increase in the number of shares of common stock reserved for issuance thereunder in the amount of 4% of the shares of common stock outstanding on December 31 of the preceding year. The vote for such approval was 19,302,689 shares for, 10,085,496 shares against, 34,816 shares abstaining, and 6,847,445 shares of broker non-votes.

Also at the meeting, our stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. The vote for such ratification was 36,054,474 shares for, 192,270 shares against, 23,702 shares abstaining and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMPRA, INC.

Date: May 22, 2015	/s/ Mark W. Hahn
Mark W. Hahn, Chief Financial Officer